UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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INTERSECT ENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO 2018 ANNUAL MEETING OF STOCKHOLDERS

DATE: Tuesday, June 5, 2018

TIME: 9:00 a.m.

PLACE: Intersect ENT, Inc.’s Corporate Headquarters

1555 Adams Drive, Menlo Park, California 94025

April 23, 2018

Dear Stockholders:

Please join me at the Annual Meeting of Stockholders of Intersect ENT, Inc. on June 5, 2018. At the annual meeting, we will ask you to:

(i) elect the Board of Directors’ nominees Kieran T. Gallahue, Teresa L. Kline, Cynthia L. Lucchese, Dana G. Mead, Jr., Frederic H. Moll, M.D., W. Anthony Vernon and myself as directors of Intersect ENT, each to serve until the next annual meeting or a successor is duly elected and qualified;

(ii) ratify the selection by the Audit Committee and the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

(iii) approve an amendment to our 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance by 1,200,000 shares;

(iv) provide an advisory vote on Intersect ENT’s executive compensation, as described in the Proxy Statement; and

(v) conduct any other business properly brought before the meeting.

Members of the Board of Directors will also be present.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

Sincerely yours,

Lisa D. Earnhardt
President and Chief Executive Officer

INTERSECT ENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2018

To the Stockholders of Intersect ENT, Inc.:

The annual meeting of stockholders of Intersect ENT, Inc. will be held at our corporate headquarters located at 1555 Adams Drive, Menlo Park, California 94025, on Tuesday, June 5, 2018, at 9:00 a.m., local time, for the following purposes:

1. To elect the seven nominees for director named in the proxy statement accompanying this notice to serve until the next annual meeting or their successors are duly elected and qualified.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3. To approve an amendment to our 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance by 1,200,000 shares.

4. To provide an advisory vote on executive compensation, as described in the Proxy Statement accompanying this Notice.

5. To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 10, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ David A. Lehman
David A. Lehman
Secretary

Menlo Park, California

April 23, 2018

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

INTERSECT ENT, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

Intersect ENT, Inc., or Intersect ENT or the Company, is making these proxy materials available to you because our Board of Directors, or Board, is soliciting your proxy to vote at our 2018 annual meeting of stockholders to be held on Tuesday, June 5, 2018 at 9:00 a.m., local time at our corporate headquarters located at 1555 Adams Drive, Menlo Park, California 94025. Directions to the annual meeting may be found at https://www.intersectent.com/company/contact/. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy on the Internet or by telephone. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card.

We intend to mail a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”), to all stockholders of record entitled to vote at the annual meeting on or about April 23, 2018. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal 1, to elect the seven nominees for director named in Proposal 1;

•	Proposal 2, to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

•	Proposal 3, to approve an amendment to our 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance by 1,200,000 shares; and

•	Proposal 4, to provide an advisory vote on executive compensation, as described in this Proxy Statement.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 10, 2018, will be entitled to vote at the annual meeting. On this record date, there were 30,111,867 shares of our common stock outstanding and entitled to vote.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are present at the annual meeting or represented by proxy. At the close of business on the record date for the annual meeting, there were 30,111,867 shares outstanding and entitled to vote. Thus 15,055,934 shares must be present at the annual meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. If there is no quorum, either the chairman of the annual meeting or a majority of the votes present at the meeting or represented by proxy may adjourn the annual meeting to another date.

Am I a stockholder of record?

If at the close of business on April 10, 2018, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record.

What if my Intersect ENT shares are not registered directly in my name but are held in street name?

If at the close of business on April 10, 2018, your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account.

If your shares are held in “street name” through a broker, certain rules applicable to brokers will affect how your shares are voted in connection with the election of directors. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. The election of directors, the approval of an amendment to our 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder and the advisory vote on executive compensation, are not considered to be routine matters and your broker will not be able to vote on the election of directors or these advisory matters without your instructions. Accordingly, if your broker sends a request for instructions on how to vote, you are requested to provide those instructions to your broker so that your vote can be counted. If you do not instruct your broker as to how to vote your shares with respect to the ratification of our independent registered public accounting firm, this is a routine matter and your broker will be able to vote your shares with respect to this matter.

If I am a stockholder of record of Intersect ENT shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy over the Internet. To vote by proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Alternatively, if you request and receive a proxy card, you may complete, sign and return the proxy card using the envelope that will be provided with the proxy card, or you may vote by proxy over the phone by dialing the toll-free number shown on the Notice or proxy card and following the recorded instructions. If you vote by proxy over the phone or the Internet, you will be asked to provide the control number from the Notice. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on June 4, 2018, to be counted.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Intersect ENT shares, how do I vote?

If you are a beneficial owner of shares held in street name, you should have received the Notice from the broker, bank or other nominee that is the record owner of your shares rather than from us. Beneficial owners that received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions to the broker, bank or other nominee or to request that a printed copy of these materials be mailed to them. If you are a beneficial owner of shares held in street name and you have requested hard copies of the proxy statement, you should have received the proxy statement and a voting instruction card from the broker, bank or other nominee that is the record owner of your shares, and follow the instructions on the voting instruction card. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker, bank or other nominee or contact them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on April 10, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on April 10, 2018, your shares were held, not in your name, but in “street name,” only your broker will be able to vote your shares. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular “non-routine” proposal, including the election of directors, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on with respect to “non-routine” proposals. Proposal 2 constitutes a “routine” management proposal, and thus, if you do not give your broker or nominee specific instructions, your broker or nominee will nevertheless have the authority to vote your shares with respect to this proposal; however, your broker or nominee will not have the authority to vote your shares with respect to Proposals 1, 3 or 4, which are “non-routine” proposals.

How many votes are needed to approve each proposal?

The requisite number of votes to approve the three proposals are as follows:

•	For the election of directors, Proposal 1, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome;

•	To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP, must receive a “For” vote from the majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote;

•	To be approved, Proposal 3, the amendment to our 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance by 1,200,000 shares, must receive a “For” vote from the majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote; and

•	To be approved, Proposal 4, an advisory vote on executive compensation, must receive a “For” vote from the majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What if I vote by proxy but do not make specific choices?

If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted “For” Proposal 1, the election of all nominees for director named therein, “For” Proposal 2, the ratification of the selection of Ernst & Young LLP, “For” Proposal 3, approving the amendment to our 2014 Employee Stock Purchase Plan to increase of the number of shares available for issuance by 1,200,000 shares, and “For” Proposal 4, an advisory vote approving executive compensation. Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to our Secretary (Intersect ENT, Inc., Attn: Investor Relations, 1555 Adams Drive, Menlo Park, California 94025).

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy. Remember that if you are a beneficial owner of Intersect ENT shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that is the record owner of your shares (such as your broker).

•	If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What does it mean if I receive more than one Notice?

If you received more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the next annual meeting?

To be considered for inclusion in the proxy materials for our 2019 annual meeting, your proposal must be submitted in writing to our Secretary (Intersect ENT, Inc., Attn: Investor Relations, 1555 Adams Drive, Menlo Park, California 94025) by December 24, 2018; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary a reasonable time before we begin to print and mail the proxy statement. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our 2019 annual meeting must do so no earlier than the close of business on February 5, 2019, and no later than the close of business on March 7, 2019; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Whom should I contact if I have additional questions or would like additional copies of the proxy materials?

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

Intersect ENT, Inc.

Attn: Investor Relations

1555 Adams Drive

Menlo Park, CA 94025

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations and financial performance and condition, including, without limitation, —“Compensation Discussion and Analysis.” Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this proxy statement may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017 under “Item 1A—Risk Factors.” You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this proxy statement. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors: Kieran T. Gallahue, Lisa D. Earnhardt, Teresa L. Kline, Cynthia L. Lucchese, Dana G. Mead, Jr., Frederic H. Moll, M.D. and W. Anthony Vernon.

The nominees proposed for election as directors are listed below. Directors elected at the annual meeting will hold office until the next annual meeting or until his or her successor is elected, or until the director’s death, resignation or removal.

Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.

The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders.

The following table sets forth the names and certain other information for the nominees for election as a director as of the date of this proxy statement. The following key biographical information for each of these individuals was provided by the nominees:

Name	Age	Position(s)
Kieran T. Gallahue (1)	54	Lead Director
Lisa D. Earnhardt	48	President, Chief Executive Officer and Director
Teresa L. Kline (2)	59	Director
Cynthia L. Lucchese (1c)(3)	57	Director
Dana G. Mead, Jr. (1)(2c)	59	Director
Frederic H. Moll, M.D. (3)	66	Director
W. Anthony Vernon (2)(3c)	62	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
c	Chair

Nominees

Kieran T. Gallahue has served as our Lead Director and a member of our Board of Directors since April 2015. Mr. Gallahue served as Chairman and Chief Executive Officer of CareFusion Corporation, a global healthcare company from February 2011 until its sale in March 2015. From January 2008 through January 2011, Mr. Gallahue served as Chief Executive Officer and as a Director of ResMed Inc., a medical device company. Since February 2015, Mr. Gallahue has also served as a member of the Board of Directors of Edwards Lifesciences Corporation, a cardiovascular device company. We believe Mr. Gallahue’s extensive executive management experience at medical device companies, including his most recent position as Chief Executive Officer of CareFusion, as well as leadership experience enable him to make valuable contributions to our Board of Directors.

Lisa D. Earnhardt has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 2008. Ms. Earnhardt also has served on the Board of Directors of Nevro Corp. since June 2015, and Kensey Nash Corporation from September 2011 until June 2012, both medical device companies. We believe Ms. Earnhardt’s experience in the industry, her role as our President and Chief Executive Officer and her knowledge of our company enable her to make valuable contributions to our Board of Directors.

Teresa L. Kline has served as a member of our Board of Directors since August 2017. Since November 2016, Ms. Kline has been the Executive Vice President of Henry Ford Health System, or HFHS, a health care provider, and President and Chief Executive Officer of Health Alliance Plan, a health insurance company and subsidiary of HFHS. From July 2014 to November 2016, Ms. Kline provided health care consulting services. Ms. Kline served as Senior Vice President and Chief Health Care Management Officer of Health Care Service Corporation from March 2010 to March 2014, a health insurance company. Since April 2016, Ms. Kline has served as a member of the Board of Directors of LaunchPoint Ventures LLC, a health payment integrity company. Since October 2015, Ms. Kline has also served as a member of the Board of Directors of Presbyterian Health Plan, Inc., a health insurer, and as Vice Chairman since January 2017. We believe Ms. Kline’s extensive experience in the healthcare and insurance industries, and experience as a chief executive officer, enable her to make valuable contributions to our Board of Directors.

Cynthia L. Lucchese has served as a member of our Board of Directors since July 2014. Since November 2014, Ms. Lucchese has been the Chief Administrative Officer and Chief Financial Officer of Hulman & Company, a diversified company primarily focused on sports, production and food manufacturing. From February 2008 to March 2014, Ms. Lucchese served as Senior Vice President and Chief Financial Officer of Hillenbrand, Inc., a manufacturing company. Ms. Lucchese served as Senior Vice President and Chief Financial Officer of Thoratec Corporation from 2005 to 2007, and in various senior financial roles for Guidant Corporation from 1995 to 2005. Since May 2015, Ms. Lucchese has served as a member of the Board of Directors of Hanger, Inc., a provider of orthotic and prosthetic services and products. From August 2009 to October 2012, Ms. Lucchese served as a member of the Board of Directors of Brightpoint Inc., a logistical services company. We believe Ms. Lucchese’s extensive experience in the medical device industry and experience as a chief financial officer and other senior financial roles, enable her to make valuable contributions to our Board of Directors.

Dana G. Mead, Jr. has served as a member of our Board of Directors since June 2007. Since November 2016, Mr. Mead has served as the President and Chief Executive Officer of Beaver-Visitec International, a medical device company located in Waltham, MA. Previously, Mr. Mead was a Strategic Advisor and Partner at Kleiner Perkins Caufield & Byers, having joined the firm in May 2005. Mr. Mead was at Guidant Corporation from 1992 to 2005, most recently as President, Guidant Vascular Intervention. Mr. Mead has served on the Board of Directors of Teladoc, Inc., a telehealth platform company, from August 2011 to December 2016. We believe Mr. Mead’s experience with medical device companies and role in the venture capital industry enable him to make valuable contributions to our Board of Directors.

Frederic H. Moll, M.D. has served as a member of our Board of Directors since March 2006. Dr. Moll has been Chief Executive Officer and Chairman of Auris Surgical Robotics, Inc. since August 2012 and June 2011, respectively. Dr. Moll has served on the Board of Directors of Biolase, Inc., a dental laser company, from June 2013 until November 2017, and on the Board of Directors of Hansen Medical, Inc., or Hansen, a surgical robotics company, from September 2002 until December 2011. Dr. Moll also served as Executive Chairman of the Board of Hansen from June 2010 until December 2011, as Chief Executive Officer from September 2002 until June 2010, and President from March 2009 until June 2010. Dr. Moll was a director of MAKO Surgical Corp. until its acquisition in December 2013. We believe Dr. Moll’s experience as a physician, chief executive officer of medical technology companies and his knowledge of our company and the industry enable him to make valuable contributions to our Board of Directors.

W. Anthony Vernon has served as a member of our Board of Directors since April 2015. From October 2012 to December 2014, he served as Chief Executive Officer of Kraft Foods Group, Inc., a food company, and he previously served as Executive Vice President and President at Kraft Foods of North America since 2009, where he led its $24 billion business in the United States and Canada. From 2006 to 2009, Mr. Vernon was the Healthcare Industry Partner at Ripplewood Holdings, Inc., a private equity firm. Mr. Vernon had previously led a number of Johnson & Johnson’s largest franchises during his 23-year career at Johnson & Johnson, a company engaged in the research and development, manufacture and sale of products in the healthcare field. While with

Johnson & Johnson, Mr. Vernon was most recently employed as Company Group Chairman of Depuy Inc., an orthopedics company which is a subsidiary of Johnson & Johnson, from 2004 until 2005, and from 2001 until 2004, he served as President and Chief Executive Officer of Centocor, Inc., a biomedicines company which is a division of Johnson & Johnson. Mr. Vernon has been a member of the Board of Directors of McCormick Foods Inc. since May 2017 and NovoCure Ltd., a medical device company, since 2006, and was a member of the Board of Directors of Axovant Sciences Ltd., a clinical-stage biopharmaceutical company, from April 2017 until February 2018, Medivation, Inc., a biopharmaceutical company, from July 2006 until October 2016, Kraft Foods Group, Inc. from September 2012 until May 2015 and of WhiteWave Foods Company, a packaged food and beverage company, from January 2016 until April 2017. We believe Mr. Vernon’s executive management, commercialization, business development and financial experience at a large, multinational pharmaceutical company enables him to make valuable contributions to our Board of Directors.

Board Independence

Under the listing requirements and rules of The NASDAQ Global Market, independent directors, as affirmatively determined by our Board of Directors, must compose a majority of our Board of Directors. Under the rules of The NASDAQ Global Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors consults with the company’s counsel to ensure that our Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Global Market, as in effect from time to time.

In addition, the rules of The NASDAQ Global Market require that each member of a listed company’s audit, compensation and nominating and corporate governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our Audit Committee, our Board of Directors, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each member of our Board of Directors, except Ms. Earnhardt, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the listing requirements and rules of The NASDAQ Global Market. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors also determined that each member of our Audit Committee satisfies the independence standards for the Audit Committee established by applicable SEC rules, the listing standards of The NASDAQ Global Market and Rule 10A-3 of the Exchange Act. Our Board of Directors also determined that each member of our Compensation Committee are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our Board of Directors also determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the applicable NASDAQ listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote for the election of directors. Accordingly, the seven nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

We have a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors. We are committed to continuously improve our governance process to meet and exceed all regulatory requirements.

Board Composition

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Our Board of Directors currently consists of seven directors. The members of our Board of Directors were elected in compliance with the provisions of our amended and restated certificate of incorporation. Each director serves until the next annual meeting. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.

Board Leadership Structure

Intersect ENT does not have a chairman of the board, and our Board determined that it was appropriate to have a lead independent director. The Board has appointed Mr. Gallahue as its Lead Independent Director. As Lead Independent Director, Mr. Gallahue: presides at all Board meetings, including executive sessions of the Board’s independent directors; acts as a liaison to stockholders who request direct communication with the Board; consults with our Chief Executive Officer in setting the agenda for Board meetings and on matters relating to corporate governance and Board performance; and performs such other duties as the Board may delegate to him from time to time.

Periodic Performance Evaluations

Our Corporate Governance Guidelines provide that the Nominating and Governance Committee shall conduct periodic evaluations of the Board to determine, among other matters, whether the Board and the Committees are functioning effectively. The Audit Committee, Compensation Committee and Nominating and Governance Committee are also required to each conduct an annual self-evaluation. The Nominating and Governance Committee is responsible for overseeing this self-evaluation process. The Board, Audit Committee, Compensation Committee and Nominating and Governance Committee each conducted an annual self-evaluation process during 2017.

Role of the Board in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing our strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and our public filings with the SEC. The Board is also engaged in our Enterprise Risk Management, or ERM, program and has received briefings on the outcomes of our ERM program and the steps we are taking to mitigate risks identified through the ERM program.

The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of our risk management processes. In addition, the Board uses its committees to assist in its risk oversight responsibility as follows:

•

The Audit Committee assists the Board in its oversight of the integrity of our financial reporting and compliance with applicable legal and regulatory requirements. It oversees our internal controls and compliance activities except as related to healthcare compliance. The Committee discusses our major financial risk exposures and certain contingent liabilities and the steps we have undertaken to monitor and control such exposures. It also meets privately with representatives from our independent registered public accounting firm;

•	The Compensation Committee assists the Board in its oversight of risk relating to our assessment of our compensation policies and practices; and

•	The Nominating and Corporate Governance Committee assists the Board in its oversight of compliance related to healthcare compliance rules and regulations. The Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.intersectent.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

The Board of Directors documented the governance practices followed by the Company by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation and succession planning, and Board and committees’ compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.intersectent.com.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

During the fiscal year ended December 31, 2017, our Board of Directors held six meetings. Our Audit Committee met ten times, our Compensation Committee met eight times, and our Nominating and Corporate Governance Committee met four times during 2017. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.

Audit Committee

Our Audit Committee consists of Cynthia L. Lucchese, Kieran T. Gallahue and Dana G. Mead, Jr. The Board of Directors has determined that each member of our Audit Committee meets the applicable NASDAQ Global Market rules and regulations regarding “independence” and each Audit Committee member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Chair of our Audit Committee is Ms. Lucchese, who our Board of Directors has determined is an

“audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of The NASDAQ Global Market. Our Board of Directors has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their experience in the corporate finance sector. Our Board of Directors has adopted a written audit committee charter, which our Audit Committee reviews annually, that is available to stockholders on our website at www.intersectent.com.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm and lead partner to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our financial statements and critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related-party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	pre-approving all audit and all permissible non-audit services and fees, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Each year, the Audit Committee, along with our Company’s management, reviews the audit firm’s performance as part of the Audit Committee’s consideration of whether or not to reappoint the audit firm as our independent auditors. As part of this review, the Audit Committee considers (i) the continued independence of the audit firm, (ii) evaluations of the audit firm by our management, (iii) the audit firm’s effectiveness of communications and working relationships with the Audit Committee, our management and internal auditors, (iv) the length of time the audit firm has served as our independent auditors, (v) the quality and depth of the audit firm, lead partner and the audit team’s expertise and experience in our industry in light of the breadth, complexity and global reach of our businesses, (vi) potential impact of selecting a different independent public accounting firm, and (vii)  what is in the best interest of the Company and its stockholders.

Report of the Audit Committee of the Board of Directors

The Audit Committee is comprised solely of independent directors, in accordance with NASDAQ listing standards, and operates under a written charter, adopted by the Board of Directors, which it reviews and assesses on an annual basis. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of our Company. The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures regarding the accounting firm’s independence from Ernst & Young LLP as required by Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Ms. Cynthia L. Lucchese (Chair)

Mr. Kieran T. Gallahue

Mr. Dana G. Mead Jr.

Compensation Committee

Our Compensation Committee consists of Dana G. Mead, Jr., Teresa L. Kline and W. Anthony Vernon. The Chair of our Compensation Committee is Mr. Mead. All members of our Compensation Committee are independent, as independence is currently defined in NASDAQ listing standards. Our Board of Directors has adopted a written compensation committee charter that is available to stockholders on our website at www.intersectent.com.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•	reviewing management succession plans;

•	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-in-control protections and any other compensatory or terms of compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel.

In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Intersect ENT, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee takes into consideration factors prescribed by the SEC and NASDAQ that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The Compensation Committee has direct responsibility for the oversight of the work of such consultants or advisers.

During the past year, the Compensation Committee engaged Radford, an Aon Hewitt Consulting Company, as a compensation consultant. The Compensation Committee requested that Radford:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and

•	assist in developing our non-employee director compensation plan.

In addition, as part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and Compensation Committee consider the advice and recommendations of such independent compensation consultants as to our executive and non-employee director compensation program, the Board and Compensation Committee ultimately make their own decisions regarding these matters.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of W. Anthony Vernon, Cynthia L. Lucchese and Frederic H. Moll. The Chair of our Nominating and Corporate Governance Committee is Mr. Vernon. Our Board of Directors has adopted a written nominating and corporate governance committee charter that is available to stockholders on our website at www.intersectent.com. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors;

•	evaluating the performance of our Board of Directors and of individual directors;

•	considering and making recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the Board of Directors’ performance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the

Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying, recruiting, evaluating and recommending to our Board of Directors nominees for membership on the Board of Directors and committees of our Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our Company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee recommends to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by our Board of Directors to fill director vacancies. Our Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders.

Evaluation of Director Candidates

In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider a candidate’s skills, characteristics and experience, taking into account a variety of factors, including the candidate’s:

•	understanding of our business, industry and technology;

•	history with our Company;

•	personal and professional integrity;

•	general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company;

•	ability and willingness to devote the time and effort necessary to be an effective director;

•	commitment to acting in the best interest of our Company and its stockholders; and

•	educational and professional background.

The Nominating and Corporate Governance Committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors, its committees, and the potential independence of director candidates under relevant NASDAQ and SEC rules.

Although the Board of Directors does not maintain a specific policy with respect to board diversity, the Nominating and Corporate Governance Committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.

Stockholder Recommendations for Nomination to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly-submitted stockholder recommendations for candidates for our Board. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.

Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should be in writing and delivered to Intersect ENT, Inc., Attn: Investor Relations, 1555 Adams Drive, Menlo Park, CA 94025. Submissions must include the following information:

•	full name and address of the proposed nominee;

•	the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•	the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•	a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors must provide a questionnaire regarding the proposed nominee, information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the Company (including derivative ownership) by the proposing stockholder and the proposed nominee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee consists of Mr. Mead, Ms. Kline and Mr. Vernon. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. The Secretary will promptly forward the communication to the Board or member to whom it is addressed, as appropriate, unless it is unduly hostile, threatening, illegal or similarly unsuitable. Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

Our non-employee directors received an annual retainer of $40,000 and our lead director received an additional annual retainer of $30,000. In addition, all non-employee directors who serve on one or more committees will receive the following annual committee fees:

Committee	Chair	Member
Audit	$20,000	$10,000
Compensation	15,000	7,500
Nominating and Corporate Governance	10,000	5,000

Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Each non-employee director is granted an equity grant for a fair value of $120,000, consisting of an equal amount of stock options and RSUs, at each annual stockholders’ meeting, provided the non-employee director has served since March 1st of the year the annual meeting was held and continued to serve. The stock option grants have an exercise price equal to the fair market value of our common stock on the date of grant and vest monthly over one year from the date of grant. The RSU awards cliff vest 100%, one year from the date of grant. New non-employee directors receive an initial stock option grant for a fair value of $180,000. The initial grants have an exercise price equal to the fair market value of our common stock on the date of grant and vest 25% in one year and monthly thereafter over the next three years, provided the non-employee director continues to serve. All of the Board stock options and RSUs described in this paragraph become fully vested upon a change in control.

Prior to the beginning of each year, each non-employee director may elect to receive their annual retainer for the following year in the form of a stock option that vests monthly over one year from the beginning of the year. The option is granted at the first Board or Compensation Committee meeting of the year for a fair value equivalent to their annual retainer with an exercise price equal to the fair market value of our common stock on the date of grant. These options are not subject to vesting acceleration upon a change in control.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and committee meetings.

Non-Employee Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash (1)	Options in Lieu of Annual Retainer (2)(3)	Options Granted (2)(4)	Stock Awards (2)(5)	Total
Kieran T. Gallahue	$10,000	$72,819	$66,326	$66,323	$215,468
Teresa L. Kline (6)	19,749	—	173,478	—	193,227
Cynthia L. Lucchese	25,000	41,609	66,326	66,323	199,258
Dana G. Mead, Jr.	65,000	—	66,326	66,323	197,649
Frederic H. Moll, M.D.	5,000	41,609	66,326	66,323	179,258
Casey M. Tansey (7)	4,158	41,609	66,326	66,323	178,416
W. Anthony Vernon	17,500	41,609	66,326	66,323	191,758

(1)	Amounts are prorated for the periods of service.
(2)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(3)	Represents an option to purchase 7,570 shares of our common stock that was granted to each director, except for Mr. Gallahue, on January 18, 2017 under our 2014 Equity Incentive Plan. Mr. Gallahue’s option represents 13,248 share of our common stock, taking into account his lead director retainer.
(4)	Represents an option to purchase 6,035 shares of our common stock that was granted to each director, except for Ms. Kline, on June 1, 2017 under our 2014 Equity Incentive Plan. Ms. Kline’s option represents 13,787 shares of our common stock that was granted on August 1, 2017, representing her new non-employee director grant.
(5)	Represents RSUs for 2,546 shares of our common stock that was granted to each director, except for Ms. Kline, on June 1, 2017 under our 2014 Equity Incentive Plan.
(6)	Appointed as a member of our Board of Directors in July 2017.
(7)	Resigned from our Board of Directors in July 2017.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed us to submit the selection of this firm for ratification by the stockholders at the annual meeting. We engaged Ernst & Young LLP in 2008 to audit our financial statements dating back to our inception, fiscal year ended December 31, 2003, and they have continued to audit our financial statements since then. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following tables set forth the aggregate fees, including related expenses, for professional services rendered by our principal accountants, Ernst & Young LLP (in thousands):

	Fiscal Years Ended December 31,
Fees	2017	2016
Audit (1)	$1,152	$1,106
Audit-Related	—	—
Tax	—	—
All Other (2)	2	2

	$1,154	$1,108

(1)	The Audit fees consist of professional services in connection with the integrated audit of our annual financial statements, including the audit of internal control over financial reporting, review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and review of audited financial statements presented in our Annual Report on Form 10-K, irrespective of the period in which the related services were rendered or billed. This category also includes technical advice on various accounting matters related to the financial statements. Fees also consisted of professional services rendered in connection with our Form S-8 registration statement related to additional shares authorized for issuance under our 2014 Equity Incentive Plan, including delivery of consent and review of documents.
(2)	The All Other fees consist of a subscription to Ernst & Young Atlas Online, a proprietary knowledge management and research system.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval and negotiation of all audit and non-audit services and fees to be rendered by our independent registered public accounting firm, Ernst &

Young LLP. During the fiscal years ended 2017 and 2016, the Audit Committee pre-approved all audit and non-audit services performed by Ernst & Young LLP. Under the policy, the Audit Committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Required Vote and Audit Committee and Board Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN

In December 2017, the Board of Directors approved an amendment and restatement of the 2014 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of Common Stock that we may issue under the ESPP by 1,200,000 shares and directed that the matter be submitted to the stockholders of Intersect ENT for their approval. The proposal would amend the ESPP to increase the number of shares of Common Stock reserved for issuance from 496,092 shares to 1,696,092 shares.

As of March 31, 2018, an aggregate of 343,025 shares of common stock have been purchased under the ESPP, and only 153,067 shares remain available for future purchases under the ESPP. The closing price of our common stock as reported on NASDAQ as of April 10, 2018 was $37.85 per share.

The Board of Directors believes that it is important to provide eligible employees the opportunity to acquire an ownership interest in Intersect ENT and thereby provide employees with an additional incentive to contribute to Intersect ENT’s long-term profitability and success. The Board believes the number of shares currently remaining available for future purchases under the ESPP to be inadequate to provide such incentives of the ESPP in the future.

We refer to the ESPP, as amended and restated by the Board in December 2017, as the “Restated ESPP” throughout this Proposal 3. Stockholders are requested in this Proposal 3 to approve the Restated ESPP. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the Restated ESPP. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal 3.

Reasons to Approve the Restated ESPP

The Board of Directors believes that the approval of the Restated ESPP is necessary to enable Intersect ENT to grant purchase rights to its employees, which can be useful to Intersect ENT in attracting, retaining and motivating qualified employees and in aligning their long-term interests with those of our stockholders.

Description of the Restated ESPP

The material features of the Restated ESPP are outlined below. Except with respect to the 1,200,000 share increase to the share reserve that is part of the Restated ESPP, all the material terms of the Restated ESPP are the same as those in the ESPP previously approved by the stockholders. This summary is qualified in its entirety by reference to the complete text of the Restated ESPP. Stockholders are urged to read the actual text of the Restated ESPP in its entirety, which is appended to this proxy statement as Appendix A.

Purpose

The purpose of the Restated ESPP is to provide a means by which our employees may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. As of March 31, 2018, approximately 344 of our 346 employees were eligible to participate in the ESPP.

The rights to purchase common stock granted under the Restated ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The Restated ESPP is administered by our Board, which may in turn delegate authority to administer the Restated ESPP to a committee, and may abolish any such committee at any time and revest in itself the administration of the Restated ESPP. The Board has delegated administration of the Restated ESPP to the Compensation Committee. The Compensation Committee has the power to construe and interpret the Restated ESPP and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the Restated ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of ours shall be eligible to participate in the Restated ESPP.

Offerings

Shares of common stock are offered under the Restated ESPP through a series of offerings of such duration as determined by the Compensation Committee provided that in no event may an offering have a duration that exceeds 27 months. Each offering may consist of one or more purchase periods with purchase dates as determined by the Compensation Committee prior to the commencement of that offering. The current offerings are six months in duration with a new offering commencing every six months. Each new offering will automatically begin on May 16th and November 16th of each year, or the next trading day if the 16th is not a trading day, and will consist of one purchase period that is six months in duration. Accordingly, under the terms of our current offerings, shares of common stock are purchased on November 15th and May 15th of each year, or the previous trading day if the 15th is not a trading day, with the payroll deductions collected from the participants for the offering ending with each such purchase date.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary of ours designated from time to time by the Compensation Committee) on the first day of an offering period is eligible to participate in that offering under the Restated ESPP, provided such employee was in our employ, or in the employ of one of our subsidiaries as designated from time to time by the Compensation Committee, as of the date immediately prior to the first day of the offering.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Restated ESPP if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary of ours (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit the employee to buy more than $25,000 worth of our stock, as determined at the fair market value of the shares at the time such rights are granted, under all employee stock purchase plans of ours in any calendar year.

Participation in the Plan

Eligible employees become participants in the Restated ESPP by delivering to us, prior to the date selected by the Compensation Committee as the offering date for the offering, an agreement authorizing payroll deductions of up to a maximum of 15% of such employees’ total eligible compensation during the offering.

Purchase Price

The purchase price per share at which shares are sold in an offering under the Restated ESPP is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date.

Payment of Purchase Price, Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over an offering. At any time during the offering, a participant may discontinue his or her payroll deductions or terminate his or her participation in the offering. If permitted in the offering, a participant may increase or decrease such payroll deductions after the beginning of any offering period. Currently, a participant may decrease such payroll deductions no more than twice during an offering, and the second decrease must be to zero percent and a participant may increase such payroll deductions only as of the start of the next offering. All payroll deductions made for a participant are credited to his or her account under the Restated ESPP and deposited with our general funds. A participant may not make any additional payments into such account.

Purchase of Stock

By participating in the Restated ESPP, an employee is entitled to purchase shares under such plan. In connection with offerings made under the Restated ESPP, the Compensation Committee may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Compensation Committee would make a pro rata allocation of shares available in a uniform and equitable manner. Currently, the maximum number of shares that may be purchased by a participant on a purchase date is 500 shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Restated ESPP is required to authorize payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by notifying us of withdrawal from the Restated ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, subject to any advance notification requirements specified in the offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Restated ESPP.

Termination of Employment

Rights granted pursuant to any offering under the Restated ESPP terminate immediately upon cessation of an employee’s employment for any reason. Following the employee’s termination date, we will distribute to such employee all of his or her accumulated payroll deductions, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, without interest.

Restrictions on Transfer

Rights granted under the Restated ESPP are not transferable, except by will, the laws of descent and distribution, or, if permitted by us, by a beneficiary designation. During the lifetime of the participant, such rights may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Compensation Committee may suspend, terminate or amend the Restated ESPP at any time. Except in regard to certain capitalization adjustments, any amendment of the Restated ESPP must be approved by the stockholders within twelve months of its adoption by the Compensation Committee if any amendment either (i) materially increases the number of shares of common stock available for issuance under the Restated ESPP, (ii) materially expands the class of individuals eligible to become participants and receive purchase rights under the Restated ESPP, (iii) materially increases the benefits accruing to participants or materially reduces the price at which shares of common stock may be purchased under the Restated ESPP, (iv) materially extends the term of the Restated ESPP or (v) expands the types of awards available for issuance, but only to the extent stockholder approval is required by applicable law or listing requirements.

Purchase rights granted before amendment or termination of the Restated ESPP will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such purchase rights were granted, unless such amendment is necessary to comply with applicable legal requirements or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Changes in Capitalization

In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Compensation Committee will make appropriate adjustments to (i) the class(es) and maximum number of shares subject to the Restated ESPP, (ii) the class(es) and number of shares, subject to, and the purchase price applicable to outstanding offerings and purchase rights and (iii) the class(es) and number of shares that are the subject of purchase limits under each ongoing offering.

Effect of Corporate Transactions

In the event of certain significant corporate transactions, as defined in the Restated ESPP, any then outstanding rights to purchase our stock under the Restated ESPP may be assumed, continued or substituted for by any surviving or acquiring entity, or its parent company. If the surviving or acquiring entity, or its parent company, elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Stock Subject to Restated ESPP

If rights granted under the Restated ESPP expire, lapse or otherwise terminate without being exercised, the common stock not purchased under such rights again becomes available for issuance under the Restated ESPP.

Federal Income Tax Information

The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the Restated ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local or foreign jurisdictions. The information is based upon current federal income tax rules and therefore is subject to changes when those rules change. Each participant should consult the participant’s tax advisor regarding the tax consequences of the grant of a purchase right or the purchase of shares or the disposition of shares acquired under the Restated ESPP. The Restated ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Generally, the Restated ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, so that purchase rights exercised under the Restated ESPP may qualify for favorable tax treatment under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the Restated ESPP.

If the shares are sold or otherwise disposed of more than two years after the beginning of an offering and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the shares as of the beginning of the offering over the exercise price, as determined as of the beginning of the offering,. Any further gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains currently are generally subject to lower tax rates than ordinary income.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as short-term or long-term capital gain, depending upon the length of the period that the shares were held prior to sale. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Restated ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.

Restated ESPP Plan Benefits

Participation in the Restated ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 3. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Restated ESPP.

ESPP Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock previously purchased under the ESPP as of March 31, 2018.

Name and Principal Position	Shared Purchased
Lisa D. Earnhardt	—
President and Chief Executive Officer

Jeryl L. Hilleman	—
Chief Financial Officer

Richard E. Kaufman	—
Senior Vice President and Chief Operating Officer

David A. Lehman	—
General Counsel

Drake R. Parker	—
Chief Business Officer
All executive officers as a group	—
All directors who are not executive officers as a group	—
All employees as a group	343,025

Required Vote and Compensation Committee and Board Recommendation

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Intersect ENT’s stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Intersect ENT or its Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

Pay-for-Performance Philosophy

As described more fully in the Compensation Discussion & Analysis section and in the Summary Compensation Table, our executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

Business Results

The compensation of our NEOs during the fiscal year ended December 31, 2017, is consistent with significant business achievements and financial performance.

In the fiscal year ended December 31, 2017, we achieved several positive business results including:

•	Annual revenues of $96.3 million, up 22% year over year;

•	Gross Margins of 84% compared with 83% in 2016; and

•	Over 200,000 patients treated with the PROPEL family of products since our commercial launch in 2011.

In addition, we continued to drive innovation by advancing our clinical pipeline including:

•	In December 2017, we received the U.S. Food and Drug Administration’s, or FDA’s, approval to market SINUVA, a bioabsorbable sinus implant designed to treat patients who have had functional endoscopic sinus surgery, or FESS, but continue to suffer recurring symptoms of chronic sinusitis;

•	In November 2017, we commenced the ENCORE study, a 50 patient prospective, multicenter, open-label study focused on evaluation of the safety of repeat placement of SINUVA in chronic sinusitis patients with nasal polyps, and enrollment was completed in January 2018;

•	In November 2017, the Journal of the American Medical Association — Otolaryngology-Head & Neck Surgery published a pivotal study of PROPEL Contour steroid releasing sinus implant, concluding that frontal sinus surgery followed by placement of PROPEL Contour significantly minimizes scarring and inflammation, reducing the need for post-operative surgical and medical interventions compared to standard frontal sinus surgery;

•	In October 2017, the results of RESOLVE II, a randomized, blinded, sham-controlled pivotal phase III study evaluating the safety and efficacy of SINUVA, were presented by the co-principal investigator, Robert C. Kern, M.D., Chairman of Otolaryngology — Head and Neck Surgery at Northwestern University Feinberg School of Medicine. The study met the co-primary efficacy endpoints and four pre-specified secondary efficacy endpoints and was subsequently published in the International Forum of Allergy & Rhinology in January 2018; and

•	In February 2017, we received the FDA’s approval to market PROPEL Contour, for treatment of patients undergoing endoscopic sinus surgery.

We also have several compensation governance programs and policies in place as described in the Compensation Discussion and Analysis section to manage compensation risk and align our executive compensation with long-term stockholder interests.

In accordance with Section 14A of the Exchange Act, we are requesting your non-binding vote on the following resolution:

“RESOLVED, that the stockholders of Intersect ENT approve, on an advisory basis, the compensation of Intersect ENT’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, compensation tables and narrative discussion set forth in this Proxy Statement.”

Required Vote and Compensation Committee and Board Recommendation

The affirmative vote of a majority of the shares of Intersect ENT common stock present or represented by proxy and voting at the annual meeting, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 4.

MANAGEMENT

The following table shows information for our current executive officers as of the date of this proxy statement. Biographical information for our President, Chief Executive Officer and Director Ms. Earnhardt is included above with the Director biographies under the caption “Nominees.”

Name	Age	Position(s)
Lisa D. Earnhardt	48	President, Chief Executive Officer and Director
Jeryl L. Hilleman	60	Chief Financial Officer
Gwen R. Carscadden	56	Chief People Officer
Richard E. Kaufman	56	Senior Vice President, Chief Operating Officer
David A. Lehman	57	General Counsel
Drake R. Parker	54	Chief Business Officer

Executive Officers

Jeryl L. Hilleman has served as our Chief Financial Officer since June 2014. From September 2013 to May 2014, Ms. Hilleman served as Chief Financial Officer and Secretary of Ocera Therapeutics, Inc., or Ocera, a biopharmaceutical company, where she was responsible for managing Ocera’s financial and accounting operations. From 2012 to 2013, Ms. Hilleman provided independent financial and strategic consulting for biotech and cleantech companies. From January 2008 to May 2012, she served as Chief Financial Officer of Amyris, Inc., or Amyris, a multinational, renewable products company based in California and Brazil, where she was responsible for managing Amyris’ financial and accounting operations. From January 2005, Ms. Hilleman served as a member of the Board of Directors of Xenoport, Inc., a biopharmaceutical company, until it was acquired in July 2016.

Gwen R. Carscadden has served as our Chief People Officer since June 2016. From August 2012 to June 2016, Ms. Carscadden served most recently as Senior Vice President of Human Resources and Facilities of CardioDx, Inc., a private cardiovascular genomic diagnostics company in California, where she was responsible for strategic human resources and facilities direction. From November 2010 to August 2012, she provided consulting services to various life sciences companies. From January 2008 to October 2010, Ms. Carscadden served as Vice President of Human Resources of Facet Biotech Corporation, a public biotechnology spin-off from PDL BioPharma, Inc. and subsequently acquired by Abbott Laboratories in April 2010.

Richard E. Kaufman has served as our Senior Vice President of R&D and Operations and Chief Operating Officer since January 2007. From 1998 to December 2006, Mr. Kaufman held several R&D and Operations leadership positions at Guidant, through its acquisition by Abbott Laboratories in 2006, where he was most recently the Vice President and General Manager of Abbott Bioabsorbable Vascular Solutions, a subsidiary of Abbott Laboratories.

David A. Lehman has served as our General Counsel since February 2016. From May 2003 to October 2015, Mr. Lehman served most recently as Senior Vice President, General Counsel and Secretary of Thoratec Corporation, or Thoratec, a cardiology-focused medical device company, where he was responsible for managing Thoratec’s internal legal and healthcare compliance functions.

Drake R. Parker has served as our Advisor – Strategic Initiatives since April 2018 and Chief Business Officer from July 2017 to April 2018. From April 2016 to June 2017, Mr. Parker was the Chief Business Officer of Berkeley Lights Inc., an oncology cellular therapeutics company. From May 2013 to January 2016, Mr. Parker was at Merck Pharmaceuticals, Inc., where he was promoted though several assignments to Associate Vice President Oncology for Keytruda. From September 2010 to May 2013, Mr. Parker was the Executive Director of Oncology at Quest Diagnostics, Inc. From June 2004 to August 2010, Mr. Parker was at Roche Pharmaceuticals Inc. (Genentech in the U.S.), where he served in a variety of roles including Group Marketing Director for Oncology.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section we provide an explanation and analysis of the material elements of compensation provided to our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as of December 31, 2017, referred to as the Named Executive Officers, or NEOs. For 2017, those NEOs were:

•	Lisa D. Earnhardt, President and Chief Executive Officer;

•	Jeryl L. Hilleman, Chief Financial Officer;

•	Richard E. Kaufman, Senior Vice President, Chief Operating Officer;

•	David A. Lehman, General Counsel; and

•	Drake R. Parker, Chief Business Officer.

Executive Summary

We align our executive compensation practices with the success of our business. We do this by providing short-term cash bonuses tied to our financial and operating performance and by granting long-term equity awards. Since our IPO in 2014, we have continued to update our executive compensation program to match the maturity, size, scale and growth of our business. We operate in a highly competitive and rapidly evolving market, and our ability to compete and succeed in this dynamic environment is directly correlated to our ability to recruit, incentivize and retain talented and seasoned medical technology leaders.

2017 Business Highlights

We are a commercial drug delivery company committed to improving the quality of life for patients with ear, nose and throat conditions. Our approved products are steroid releasing implants designed to treat the spectrum of needs among patients who are managed by ENT physicians for chronic sinusitis, one of the most prevalent chronic diseases in the United States and one of the most costly conditions for U.S. employers. We are currently marketing our PROPEL® family of products, consisting of PROPEL®, PROPEL® Mini and PROPEL® Contour, which are used following sinus surgery to deliver steroid locally to treat inflammation and improve surgical outcomes. In addition, we received FDA approval in December 2017 for our SINUVA™ Sinus Implant, a new targeted approach to treating nasal polyp disease in patients who have had previous ethmoid sinus surgery. Through our approved and in-development products, we aspire to deliver treatments to address a spectrum of needs for the estimated 3.5 million U.S. patients who are managed by ENT physicians for chronic sinusitis in the U.S. each year. Chronic sinusitis is one of the most prevalent chronic diseases in the U.S. and one of the most costly conditions for U.S. employers.

In the fiscal year ended December 31, 2017, we achieved several positive business results including:

•	Annual revenues of $96.3 million, up 22% year over year;

•	Gross Margins of 84% compared with 83% in 2016; and

•	Over 200,000 patients treated with the PROPEL family of products since our commercial launch in 2011.

In addition, we continued to drive innovation by advancing our clinical pipeline including:

•	In December 2017, we received the FDA’s, approval to market SINUVA, a bioabsorbable sinus implant designed to treat patients who have had functional endoscopic sinus surgery, or FESS, but continue to suffer recurring symptoms of chronic sinusitis;

•	In November 2017, we commenced the ENCORE study, a 50 patient prospective, multicenter, open-label study focused on evaluation of the safety of repeat placement of SINUVA in chronic sinusitis patients with nasal polyps, and enrollment was completed in January 2018;

•	In November 2017, the Journal of the American Medical Association—Otolaryngology-Head & Neck Surgery published a pivotal study of PROPEL Contour steroid releasing sinus implant, concluding that frontal sinus surgery followed by placement of PROPEL Contour significantly minimizes scarring and inflammation, reducing the need for post-operative surgical and medical interventions compared to standard frontal sinus surgery;

•	In October 2017, the results of RESOLVE II, a randomized, blinded, sham-controlled pivotal phase III study evaluating the safety and efficacy of SINUVA, were presented by the co-principal investigator, Robert C. Kern, M.D., Chairman of Otolaryngology—Head and Neck Surgery at Northwestern University Feinberg School of Medicine. The study met the co-primary efficacy endpoints and four pre-specified secondary efficacy endpoints and was subsequently published in the International Forum of Allergy & Rhinology in January 2018; and

•	In February 2017, we received the FDA’s approval to market PROPEL Contour, for treatment of patients undergoing endoscopic sinus surgery.

The following chart shows the top line revenue growth we have achieved since fiscal year 2013:

Executive Compensation Programs

Consistent with our general compensation philosophy throughout the Company, the Compensation Committee strives to provide a compensation package to each executive officer that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our executive officers with our stockholders through equity ownership in the Company. The Compensation Committee’s 2017 compensation actions and decisions reflect our financial results and business performance, and our executive officers’ accomplishments that helped achieve these results and performance.

Stockholder Advisory Vote to Approve Executive Compensation

We conducted our second advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2017. Approximately 98% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency in 2016. Our Compensation Committee’s decisions regarding compensation for 2017 reflected our say-on-pay vote in 2016, which was supported by approximately 99% of the votes cast on the proposal.

Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that, similar to our 2016 say-on-pay vote, the 2017 stockholder vote endorsed our compensation philosophy and the decisions we made for 2016. After discussing the levels of support, our Compensation Committee decided to generally maintain a consistent course for 2017 compensation decisions.

Discussion of our 2017 Executive Compensation Program

This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of our executive compensation program. In addition, we explain how and why our Compensation Committee arrived at the specific compensation policies and decisions involving our executive officers during 2017.

The compensation provided to our NEOs for 2017 is set forth in detail in the Summary Compensation Table and other tables following this section as well as in the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design and how and why the Compensation Committee of our Board of Directors arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during 2017.

Philosophy and Objectives

The goals of our executive compensation program are to align our executive officers’ compensation with our business objectives, and to incentivize our executive officers to achieve these results. Our Compensation Committee believes that it is critical that our executive management team work together to achieve these goals and, as a result, our compensation philosophy also seeks to provide internal equity and promote cooperation among executives and across the Company. In addition, because our headquarters is located in the San Francisco Bay Area, our executive compensation program must also be highly competitive not only with our pharmaceutical, biotechnology and medical device peers, but also with other sectors, especially technology, with which we compete for executive talent.

To achieve these objectives, our Compensation Committee has designed our executive compensation program to contain short- and long-term components, cash and equity and fixed and contingent payments, in proportions that it believes are the most appropriate to incentivize and reward our executive officers for achieving our business objectives. By providing competitive compensation packages that will attract and retain talented executive officers, as well as highly-skilled employees at other levels, we believe that stockholder value will be enhanced over the long term.

The objectives of our executive compensation program include the following:

•	Recruit, incentivize and retain highly qualified executive officers who possess the skills and leadership necessary to grow our business;

•	Reward our executive officers for achieving or exceeding our strategic and financial goals;

•	Align the interests of our executive officers with those of our stockholders;

•	Reflect our long-term strategy;

•	Promote a healthy approach to risk and be sensitive to underperformance as well as outperformance; and

•	Provide compensation packages that are competitive, reasonable and fair relative to peers and the overall market.

Decision-Making Process

Compensation decisions for our executive officers are made by our Compensation Committee, with input from Radford, our independent compensation consultant, as well as from Ms. Earnhardt (except with respect to her own compensation) and management. Our Compensation Committee reviews the cash and equity compensation of our executive officers to ensure that our executive officers are properly incentivized and makes adjustments as necessary.

We use compensation data from our peer group as general guidance, to aide our Compensation Committee’s assessment of executive officer compensation and as one of several factors that inform our judgment of appropriate compensation parameters for target compensation levels. We generally seek to provide total targeted direct compensation that is competitive and, depending on Company and individual performance, may pay above or below median.

Our Compensation Committee makes compensation decisions after consideration of many different factors, including the following:

•	The performance and experience of each executive officer;

•	The scope and strategic impact of the executive officer’s responsibilities;

•	Our past business performance and future expectations;

•	Our long-term goals and strategies;

•	The performance of our executive team as a whole;

•	For each executive officer, other than our CEO, the evaluation and recommendation of our CEO;

•	The difficulty and cost of replacing high-performing leaders with in-demand skills;

•	The past compensation levels of each individual;

•	The relative compensation among the executive officers; and

•	The competitiveness of compensation relative to data from our peer group.

Role of Compensation Committee

Pursuant to its charter, our Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our NEOs, including our CEO, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of our long-term business and financial goals. For additional information about our Compensation Committee, see “Corporate Governance—Board Committees and Meetings—Compensation Committee” elsewhere in this proxy statement.

Our Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. Our Compensation Committee has retained Radford, an AON Hewitt Company, to review and assess our current executive employee compensation practices relative to market compensation practices. For additional information on Radford’s engagement, see “Role of Compensation Consultant” below.

Role of Management

Our Compensation Committee works with members of our management, including Ms. Earnhardt (except with respect to her own compensation) and our human resources, finance and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters for each executive officers. Ms. Earnhardt makes recommendations, based on her assessment of performance for each executive officer, to our Compensation Committee regarding compensation matters, including the compensation of our NEOs (other than herself). While our Compensation Committee solicits and reviews Ms. Earnhardt’s recommendations and proposals with respect to compensation-related matters, our Compensation Committee uses these recommendations and proposals as one of several factors in making compensation decisions.

Role of Compensation Consultant

Our Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel or other advisors to assist in the evaluation of executive officer compensation. Annually, our Compensation Committee engages Radford to review our executive compensation policies and practices and to conduct an executive compensation market analysis. For 2017, Radford reviewed and advised on all principal aspects of our executive compensation program, including:

•	assisting in developing a peer group of publicly traded companies to be used to help assess executive compensation;

•	assisting in developing a competitive compensation strategy and consistent executive compensation assessment practices relevant to a public company, including review and recommendation of the equity strategy for the Company covering dilution, grant levels and type of equity;

•	meeting regularly with the Compensation Committee to review all elements of executive compensation including the competitiveness of the executive compensation program against approved peer companies covering salary, incentives and equity; and

•	assisting in the risk assessment of our compensation program.

During 2017, management also accessed the Radford survey database to gather reference points for non-executive compensation decisions.

Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Radford and the work of Radford on behalf of the Compensation Committee and management has raised any conflict of interest. The Compensation Committee reviews these factors on an annual basis and receives written confirmation from Radford stating its belief that it remains an independent compensation consultant to the Compensation Committee.

Peer Group Considerations

Our Compensation Committee reviews market data of companies that are comparable to us. With Radford’s assistance, our Compensation Committee established our peer group for 2017 compensation decisions, which consists of 20 companies that operate in the medical device, drug delivery and diagnostics industries. In general, these companies had commercial product revenue of less than $200 million and market capitalization from $200 million to $1.5 billion. Our peer group for 2016 consisted of 22 companies meeting the same criteria except that they had market capitalization from $200 million to $2 billion. The Compensation Committee changed these metrics to better align with our market capitalization and the companies with whom we compete for employees. As a result, the Compensation Committee added Glaukos and Otonomy to the peer group and removed Cutera, DURECT, LDR Holdings and Ocular Therapeutix from the peer group. The 2017 peer group comprised the following companies:

AtriCure	Glaukos	STAAR Surgical Company
Cardiovascular Systems	Inogen	SurModics
Cerus Corporation	LeMaitre Vascular	Tandem Diabetes Care
Endologix	Nevro	Vascular Solutions
Entellus Medical	Otonomy	Veracyte
Foundation Medicine	Revance Therapeutics	ZELTIQ Aesthetics
GenMark Diagnostics	Spectranetics

Our Compensation Committee believes that peer group comparisons are useful guidelines to measure the competitiveness of our compensation practices. Our Compensation Committee has not adopted any formal benchmarking guidelines and maintains discretion to set levels of executive compensation above or below peer levels. This determination is generally based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive’s level of experience and responsibilities and comparability of roles within other peer companies.

Components of Compensation Program and 2017 Compensation

Our executive compensation program consists of the following primary components:

•	base salary;

•	cash bonuses;

•	long-term equity compensation; and

•	severance and change-in-control related benefits.

We also provide our executive officers, including our NEOs, comprehensive employee benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan program and other plans and programs made available to eligible employees.

We believe these elements provide a compensation package that helps attract and retain qualified individuals, links individual performance to Company performance, focuses the efforts of our executive officers, including our NEOs, on the achievement of both our short- and long-term objectives and aligns the interests of our executive officers, including our NEOs, with those of our stockholders. The chart below shows the pay mix of our CEO and NEOs who were employed during 2017:

(1)	Excludes CEO as well as Mr. Parker who joined the Company in July 2017.
(2)	Service based vesting.

Base Salaries

We pay base salaries to our NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge and responsibilities of each NEO, although competitive market conditions also play a role in setting salary levels. The salaries of our NEOs are reviewed on an annual basis by Ms. Earnhardt (other than with respect to her own salary which is reviewed and determined by our Compensation Committee) and our Compensation Committee. This review is supplemented by market data, as well as assessments of the performance of our executive officers, including our NEOs, by Ms. Earnhardt and our Compensation Committee.

2017 Base Salaries

At the beginning of 2017, our Compensation Committee reviewed and revised the base salaries of all of our NEOs. These changes were made in consultation with Ms. Earnhardt, other than with respect to her own salary, and after consideration of peer group data provided by Radford, an independent compensation consulting firm, as well as the long-term equity compensation and existing equity holdings of each NEO at that time, in order to be competitive with our peers and to properly motivate and incentivize our management team. The table below sets forth the annual base salaries for our NEOs for 2017. Based on the recommendation from Radford, the Compensation Committee determined to adjust the NEO’s base salary to align with the 50th percentile for their respective positions.

Name	2017 Base Salary	Increase
Lisa D. Earnhardt	$540,000	2.9%
Jeryl L. Hilleman	367,900	3.5
Richard E. Kaufman	342,900	3.5
David A. Lehman	350,200	3.0
Drake R. Parker (1)	330,000	N/A

(1)	Joined the Company in July 2017

Cash Bonuses

A key compensation objective is to have a significant portion of each NEO’s compensation tied to performance. To help accomplish this objective, we provide for performance-based cash bonus opportunities for our NEOs, based solely on achievement against annual corporate performance objectives.

At the end of 2016, our Board of Directors approved our 2017 operating plan, which included performance objectives that our Compensation Committee used to design our NEOs’ cash bonus opportunity for 2017. Pursuant to our executive bonus plan, the Compensation Committee considered a number of factors in determining the performance objectives applicable to our NEOs’ cash bonus opportunities and determined that, as in prior years, objectives for our NEOs related to sales and advancement of our clinical pipeline continued to be appropriate and aligned to the Company’s growth strategy. Our Compensation Committee, in an effort to continue to motivate Ms. Earnhardt and our other NEOs to further grow and develop our business, established financial and clinical milestone objectives for 2017 that it considered aggressive and attainable only with focused effort and execution by our NEOs. These objectives were identified as those that our Compensation Committee felt would increase stockholder value consistent with our overall growth strategy.

2017 Target Cash Bonus

As in prior years, the target annual cash bonus opportunities for our NEOs were expressed as a percentage of their respective base salaries. For 2017, the Compensation Committee sought to set the target bonus opportunity for our NEOs to be generally consistent with the 50th percentile of our compensation peer group. The table below shows the target bonus amount for each NEO as a percentage of base salary and as a corresponding cash amount:

	2017 Target Bonus		2016 Target Bonus Percent of Salary
Name	Annual Cash	Percent of Salary
Lisa D. Earnhardt	$405,000	75.0%	75.0%
Jeryl L. Hilleman	165,555	45.0	40.0
Richard E. Kaufman (1)	131,178	40.0	35.0
David A. Lehman	140,080	40.0	40.0
Drake R. Parker (2)	45,313	35.0	N/A

(1)	In May 2017, Mr. Kaufman’s target bonus was increased from 35% to 40% to reflect his expanded responsibilities to include oversight of regulatory affairs and quality assurance and his annual cash target bonus has been prorated accordingly.
(2)	Annual cash target bonus is prorated from date of hire in July 2017.

For 2017, we established goals regarding revenue (40% of target bonus), other financial performance measures (10% of target bonus), meeting product candidate progress milestones (40% of target bonus) and peer publication targets (10% of target bonus). These targets had a minimum threshold below which a reduced bonus could not be earned for a component. These components also had upside recognition, with the bonus increasing with overachievement to a total maximum bonus of 200%. The target levels for the components were set to be aggressive, yet achievable with diligent effort. The revenue related goals were to achieve $87 million in revenue and to have 500 or more accounts reorder PROPEL Contour, both of which we exceeded. The other financial performance measures were to achieve an 84% or higher gross margin and to manage operating expenses to within 5% of plan, both of which we achieved. The product candidate progress milestones were to submit our New Drug Application for SINUVA to the FDA by a certain date, to achieve a successful pre-approval inspection for SINUVA and a clinical readiness review or design review for a product candidate, which we achieved overall. An additional goal was to achieve a certain minimum number of peer publications, which we did not achieve. In addition, we had a 20% outperform target goal to obtain FDA approval for SINUVA in 2017, which we achieved and is included in the product candidate progress goal in the table below. In May 2017, in addition to Mr. Kaufman’s target bonus, we established a $100,000 bonus for Mr. Kaufman, to be earned upon the FDA’s New Drug Application approval of SINUVA, together with the achievement of a SINUVA manufacturing goal. This bonus was not earned.

Following the close of 2017, the Compensation Committee reviewed our performance against the goals set at the beginning of the year and determined that we had achieved 132.1% of the established goals as set forth in the table below. The Compensation Committee then approved payment of the bonuses to our NEOs based on these results.

	Percent Achieved
Goals	Goal	Bonus
Revenue targets	155.3%	62.1%
Other financial performance	100.0	10.0
Product candidates progress (1)	150.0	60.0
Peer publication targets	—	—

		132.1%

(1)	Includes the achievement of a 20% outperform target for obtaining FDA approval for SINUVA in 2017.

The chart below summarizes the total amount of cash bonuses awarded to our NEOs for 2017 performance, relative to the target award opportunity established for each executive officer at the beginning of the year.

	2017 Annual Cash Bonus
Name	Target	Earned
Lisa D. Earnhardt	$405,000	$534,729
Jeryl L. Hilleman	165,555	218,587
Richard E. Kaufman (1)	131,178	173,634
David A. Lehman	140,080	184,947
Drake R. Parker (2)	45,313	59,859

(1)	In May 2017, Mr. Kaufman’s target bonus was increased from 35% to 40% to reflect his expanded responsibilities to include oversight of regulatory affairs and quality assurance and his annual cash bonus has been prorated accordingly.
(2)	Annual cash bonus is prorated from date of hire in July 2017.

Long-Term Equity Compensation

We believe that strong, long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our executive officers, including our NEOs, as well as by all of our other employees. We believe that the use of stock-based awards, the value of which depends on our stock performance, is an important tool to achieve strong long-term performance. Since our IPO in 2014 and through the end of 2016, the only equity awards we have granted to our executive officers are stock options, which vest over four years. In 2017, we began granting a combination of stock options and restricted stock units to be consistent with market practice and to attract, motivate and retain top talent. We believe stock options and restricted stock units promote alignment of the interests of our executive officers with the long-term interests of our stockholders and are consistent with market practices. Stock options provide an important tool for us to attract, motivate and retain our highly sought after NEOs since the value of the awards is delivered to our NEOs over a four-year period subject to continued service with us and will only have value if the stock price increases. Awards of restricted stock units align the interests of NEOs with the interests of stockholders through stock ownership, increase the reward to the NEOs when our stock price increases and serve as a retention tool for the NEOs.

The value of the stock options and restricted stock units awarded to each NEO in 2017 was determined based on the Compensation Committee’s assessment of a number of factors, including the role and responsibility of the NEO, Company and individual performance, external market data and the expected contribution of the executive to future results, in order to be competitive with our peers and to properly motivate and incentivize our management team. The Compensation Committee also considered the value of the NEO’s equity holdings and previously granted equity awards in determining these awards, but did not directly increase or decrease awards based on these other holdings. The Compensation Committee believes that these goals serve to attract and retain top talent and at the same time provide that a significant proportion of our executives’ compensation is aligned with the incentives of our stockholders.

After its analysis and review of these factors, our Compensation Committee approved grants of stock options and restricted stock units to our NEOs for 2017 as set forth in the table below.

	2017
Name	Stock Options Granted	Stock Awards Granted
Lisa D. Earnhardt	252,000	54,000
Jeryl L. Hilleman	70,000	15,000
Richard E. Kaufman	42,000	9,000
David A. Lehman	42,000	9,000
Drake R. Parker (1)	50,000	—

(1)	Mr. Parker’s option awards were awards associated with his joining the Company.

Severance and Change-in-Control Related Benefits

We provide change-in–control, or CIC, severance benefits to each of our NEOs to provide protections in the event of their termination of employment following a CIC of our Company. The Compensation Committee believes that these protections serve our retention objectives by helping our NEOs maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a CIC of our Company. For a summary of the material terms and conditions of these severance and CIC arrangements, see the section entitled “Potential Change-in-Control and Severance Benefits” in this proxy statement.

Other Compensation Policies and Information

Policy Against Speculative Transactions

We maintain an Insider Trading Policy that, among other things, prohibits our officers, including our NEOs, directors and employees from engaging in, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock.

Equity Grant Timing

Our long-term equity incentive awards are granted from our 2014 Equity Incentive Plan. We generally grant stock options to newly hired employees shortly after the employee’s start date, and subject to prior approval of the Compensation Committee or our CEO pursuant to the authority delegated to her, as appropriate. We generally grant merit based equity grants on an annual basis in the first quarter of each new year, with the grant date occurring at a regularly scheduled meeting of our Compensation Committee or a date agreed upon in advance with the Compensation Committee. We do not time the granting of equity awards to coordinate with the release of material non-public information.

Stock Ownership Guidelines

We have considered, but have not adopted, stock ownership guidelines for our NEOs nor our directors, and this is consistent with the practice of a majority of our peer group companies. We do expect to consider adopting stock ownership guidelines again in the future.

Compensation Recovery Policy

As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive during the relevant period. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will evaluate adopting a compensation recovery policy once final regulations on the subject have been adopted.

Impact of Accounting and Tax Requirements on Compensation

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the deductibility of compensation paid by a public company to certain of its executive officers to $1.0 million per executive per year, unless specified requirements are met. Under a transition rule that applies to newly-public companies, we are currently exempt from this limitation during a reliance period that will end at our 2018 annual meeting. As a result, our Compensation Committee did not consider the impact of Code Section 162(m) on compensation granted to our executive officers during 2017, including the NEOs, but it expects to do so in the future. The exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million after the end of the reliance period following our IPO will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Our Compensation Committee will monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation will be eligible for the exemption. In determining the form and amount of compensation for our NEOs, our Compensation Committee may continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m). While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program. Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The Compensation Committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to executive officers in lieu of or in addition to stock option and restricted stock unit award grants in light of the accounting impact of ASC 718 and other considerations.

Taxation of “Parachute” Payments and Deferred Compensation

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2017, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a CIC that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.

Compensation Risk Assessment

Our Compensation Committee assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, our Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our NEOs to take risks that could have a material adverse effect on us in the future.

Insider Trading Policy

We recognize that our employees and directors may sell shares from time to time in the open market, particularly in connection with exercises of stock options. All such transactions are required to comply with our insider trading policy. Under our insider trading policy, employees and directors may only purchase or sell our securities during “window” periods, which begin on the third business day following the date of each annual or quarterly earnings announcement and end two weeks before the end of the next fiscal quarter. The only exceptions to this are for purchases under our Employee Stock Purchase Plan, automatic sell-to-cover provisions of restricted stock units where the insider has no discretion in directing the sale, and for employees and directors who have entered into a trading plan pursuant to Rule 10b5-1 of the Exchange Act. Our insider trading policy also prohibits our employees and directors from engaging in hedging transactions in our common stock or from holding our common stock in a margin account or pledging it as collateral for a loan.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. Dana G. Mead, Jr. (Chair)

Ms. Teresa L. Kline

Mr. W. Anthony Vernon

Summary Compensation Table

The following table provides certain information concerning the compensation earned by each of the following individuals (the “NEOs”): our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as of December 31, 2017:

Name and Principal Position	Year	Salary	Bonus	Stock Options (1)	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
Lisa D. Earnhardt	2017	$539,721	$—	$1,483,701	$704,700	$534,729	$2,045	(3)	$3,264,896
President and	2016	523,551	—	1,861,256	—	385,988	2,030		2,772,825
Chief Executive Officer	2015	442,436	—	1,498,469	—	229,845	1,559		2,172,309

Jeryl L. Hilleman	2017	367,713	—	412,139	195,750	218,587	3,386	(4)	1,197,575
Chief Financial Officer	2016	355,354	—	620,419	—	139,725	3,486		1,118,984
	2015	357,882	—	499,490	—	148,736	3,011		1,009,119

Richard E. Kaufman	2017	342,686	—	247,284	117,450	173,634	1,500	(5)	882,554
Senior Vice President and	2016	331,013	—	413,612	—	113,885	1,500		860,010
Chief Operating Officer	2015	324,086	—	249,745	—	117,854	1,125		692,810

David A. Lehman	2017	350,014	—	247,284	117,450	184,947	1,500	(5)	901,195
General Counsel	2016	277,245	—	1,021,086	—	109,013	1,500		1,408,844

Drake R. Parker (6)	2017	129,467	40,000	624,535	—	59,859	1,500	(5)	855,361
Chief Business Officer

(1)	The amounts represent the grant date fair value of stock options granted, calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(2)	Represents payments pursuant to our corporate bonus plan. At the beginning of each year, the Compensation Committee approves specific Company performance milestones. Bonuses are determined at year-end based upon the level of achievement of the milestones. Approved bonuses are paid by March of the following year.
(3)	Consists of (a) $1,500 for 401(k) plan matching contribution and (b) $545 for life insurance premiums paid by us.
(4)	Consists of (a) $1,500 for 401(k) plan matching contribution and (b) $1,886 for life insurance premiums paid by us.
(5)	Represents 401(k) plan matching contribution paid by us.
(6)	Joined the Company in July 2017. In connection with his offer of employment, he received a $40,000 sign-on bonus which is reflected in the Bonus column.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2017:

	Grant Date	Estimated Future Payouts of Non-Equity Incentive Plan (1)			All Other Stock Options (2)	Exercise Price	All Other Stock Awards (3)	Grant Date Fair Value of Options and Awards (4)
Name		Threshold	Target	Maximum
Lisa D. Earnhardt	1/18/2017	$—	$405,000	$810,000	252,000	$13.05	54,000	$2,188,401
Jeryl L. Hilleman	1/18/2017	—	165,555	331,110	70,000	13.05	15,000	607,889
Richard E. Kaufman	1/18/2017	—	131,178	262,356	42,000	13.05	9,000	364,734
David A. Lehman	1/18/2017	—	140,080	280,160	42,000	13.05	9,000	364,734
Drake R. Parker (5)	7/27/2017	—	45,313	90,626	50,000	27.30	—	624,535

(1)	The target incentive plan amounts represent the payouts that would have occurred based on the 100% achievement of 2017 performance goals. No minimum threshold amount was established and a maximum amount of 200% of target was established. Actual cash incentive bonus plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.”
(2)	The shares subject to each option vest commencing January 1, 2017 in equal monthly installments over four years following a six month cliff vesting period, except for Mr. Parker’s, of which 25% of the shares subject to the option will vest on the one year anniversary from the grant date and 1/48th of the shares subject to the option vest monthly thereafter over the remaining three years.
(3)	The shares subject to each RSU vest commencing January 1, 2017 in equal annual installments over three years, except for Mr. Parker.
(4)	The amounts represent the grant date fair value of stock options granted, calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(5)	Target incentive plan amounts are prorated from date of hire in July 2017.

Offer Letters

We extended offer letters to each of our NEOs in connection with their employment. The letters generally provide for at-will employment and set forth the NEO’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our NEOs has executed a form of our standard confidential information and invention assignment agreement. The key terms of the offer letters extended to our NEOs that continue to be in effect are described below.

Lisa D. Earnhardt

In January 2008, we extended an offer letter to Ms. Earnhardt to be our President and Chief Executive Officer. The letter was subsequently amended in July 2013. Pursuant to her offer letter, as amended, if, within 12 months following a CIC, Ms. Earnhardt’s employment is terminated without “cause” or she resigns for “good reason,” all unvested shares subject to her outstanding options shall accelerate in full. In addition, in the event of Ms. Earnhardt’s death, permanent disability, resignation for “good reason” or termination without “cause,” (1) all unvested shares subject to her outstanding options shall accelerate in full, (2) she shall receive a lump sum payment equal to her annual target bonus and (3) she shall receive 12 months of her base salary, to be paid monthly. This letter was again amended in January 2015, pursuant to which Ms. Earnhardt will be entitled to 18 months of salary continuation and 18 months of COBRA reimbursement if, within 12 months after a CIC, her employment is terminated by the Company without “cause” or she resigns for “good reason.” The amendment also provides that if, other than in connection with a CIC, Ms. Earnhardt’s employment is terminated by the Company without “cause” or she resigns for “good reason,” she will also be entitled to 12 months of COBRA reimbursement. In addition, the amendment provides that, upon a CIC, the vesting of all outstanding options held by Ms. Earnhardt shall accelerate in full.

Jeryl L. Hilleman

In May 2014, we extended an offer letter to Ms. Hilleman to be our Chief Financial Officer. Pursuant to her offer letter, as amended, upon her death, permanent disability, termination or in connection with a CIC, Ms. Hilleman’s employment is terminated without “cause” or she resigns for “good reason,” and provided such termination constitutes a “separation from service,” (1) all unvested shares subject to her outstanding options shall accelerate in full, (2) she shall receive a prorated, lump sum payment equal to her annual target bonus and (3) she shall receive 12 months of her base salary, to be paid monthly. This letter was subsequently amended in January 2015, pursuant to which Ms. Hilleman will also be entitled to 12 months of COBRA reimbursement if her employment is terminated by the Company without “cause” or she resigns for “good reason,” whether or not such termination is in connection with or following a CIC. In addition, the amendment provides that, upon a CIC, the vesting of all outstanding options held by Ms. Hilleman shall accelerate in full.

Richard E. Kaufman

In December 2006, we extended an offer letter to Mr. Kaufman to be our Vice President and Chief Operating Officer. The letter was subsequently amended in November 2013 and January 2015. Pursuant to his offer letter, as amended, upon the occurrence of a CIC, all outstanding stock options held by Mr. Kaufman shall be accelerated such that 50% of the unvested shares shall be fully vested. In addition, if, within 12 months following a CIC, Mr. Kaufman’s employment is terminated without “cause” or he resigns for “good reason,” and provided such termination is in connection with such CIC and constitutes a “separation from service,” (1) all unvested shares subject to his outstanding options shall accelerate in full, (2) he shall receive a prorated, lump sum payment equal to his annual target bonus, (3) he shall receive six months of his base salary, to be paid monthly and (4) he will also be entitled to six months of COBRA reimbursement. If, other than in connection with a CIC, Mr. Kaufman’s employment is terminated by the Company without “cause” or he resigns for “good reason,” he will also be entitled to six months of salary continuation and six months of COBRA reimbursement. This letter was again amended in May 2017, pursuant to which if Mr. Kaufman’s employment is terminated without “cause”, or if Mr. Kaufman resigns for “good reason” within 12 months of a CIC, in exchange for a release in favor of the Company, Mr. Kaufman will be entitled to (i) a severance payment, equal to 12 months of his base salary, and (ii) 12 months of COBRA reimbursement.

David A. Lehman

In February 2016, we extended an offer letter to Mr. Lehman to be our General Counsel. Pursuant to his offer letter, if Mr. Lehman’s employment is terminated without “cause” or he resigns for “good reason,” whether or not such termination is in connection with or following a CIC, and provided such termination constitutes a “separation from service,” (1) he shall receive 12 months of his base salary, to be paid monthly, (2) he shall receive a prorated, lump sum payment equal to his annual target bonus, (3) all unvested shares subject to his outstanding options shall accelerate in full, and (4) he shall be entitled to 12 months of COBRA reimbursement. In addition, upon a CIC, the vesting of all outstanding options held by Mr. Lehman shall accelerate in full.

Drake R. Parker

In July 2017, we extended an offer letter to Mr. Parker to be our Chief Business Officer. Pursuant to his offer letter, if Mr. Parker’s employment is terminated without “cause” or he resigns for “good reason,” whether or not such termination is in connection with or following a CIC, and provided such termination constitutes a “separation from service,” (1) he shall receive 12 months of his base salary, to be paid monthly, (2) he shall receive a prorated, lump sum payment equal to his annual target bonus, and (3) he shall be entitled to 12 months of COBRA reimbursement. In addition, if Mr. Parker’s employment is terminated without “cause” or he resigns for “good reason,” in connection with or following a CIC, then 100% of the then unvested shares subject to stock options and restricted stock units held shall be fully vested. We entered into a separation agreement with Mr. Parker, effective April 2, 2018. Under this separation agreement, Mr. Parker will serve as an Advisor — Strategic Initiatives until July 31, 2018. Subject to Mr. Parker’s timely execution and non-revocation of a waiver and release of claims on the last day of his employment, we will provide Mr. Parker with the following benefits: (1) cash severance of eight months of Mr. Parker’s annual base salary plus 25% of Mr. Parker’s target annual bonus; and (2) Mr. Parker will be eligible to receive COBRA reimbursement until April 30, 2019, so long as he timely elects such continued coverage. The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2018.

As set forth in these offer letters: (1) “cause” includes commissions of crimes or other material acts of dishonesty, engagement in any activity the executive officer knows could materially harm our business or reputation, material failure to adhere to our corporate codes, policies or procedures, material violation of any statutory, contractual, or common law duty or obligation to us or material breach of the executive officer’s confidentiality agreement with us, or the failure to substantially perform assigned duties or responsibilities after notice and opportunity to cure; and (2) “good reason” includes a relocation of the office where the executive officer is assigned to a location of more than 35 miles away (50 miles in the case of Ms. Earnhardt), a material decrease in base salary (except for salary decreases generally applicable to our other executive employees), or a material reduction in the scope of duties or responsibilities, in each case without the executive officer’s written consent; provided, however, with the exception of Ms. Earnhardt, to resign for Good Reason the executive officer must provide notice to us and give us 30 days to cure the event giving rise to Good Reason, and if not cured then must resign within 90 days of the expiration of the cure period.

Potential Change-in-Control and Severance Benefits

The following table provides information regarding the approximate amount of the benefits to which each of our NEOs would have been entitled to, had their employment terminated under the circumstances described in the preceding paragraphs on December 31, 2017:

		Salary	Maximum	COBRA	Option and Stock Award
Name	Event	Continuation (1)	Bonus (2)	Reimbursement (3)	Acceleration (4)	Total (5)
Lisa D. Earnhardt	At CIC (6)	$—	$—	$—	$7,551,063	$7,551,063
	Qualified termination (7)	540,000	405,000	26,226	7,551,063	8,522,289
	Qualified termination with CIC (8)	810,000	405,000	39,339	7,551,063	8,805,402

Jeryl L. Hilleman	At CIC (6)	—	—	—	2,676,504	2,676,504
	Qualified termination (7)	367,900	165,555	25,942	2,676,504	3,235,901
	Qualified termination with CIC (8)	367,900	165,555	25,942	2,676,504	3,235,901

Richard E. Kaufman	At CIC (6)	—	—	—	673,203	673,203
	Qualified termination (7)	171,450	—	13,113	—	184,563
	Qualified termination with CIC (8)	342,900	131,178	26,226	1,346,406	1,846,710

David A. Lehman	At CIC (6)	—	—	—	1,932,061	1,932,061
	Qualified termination (7)	350,200	140,080	26,226	1,932,061	2,448,567
	Qualified termination with CIC (8)	350,200	140,080	26,226	1,932,061	2,448,567

Drake R. Parker (9)	At CIC (6)	—	—	—	—	—
	Qualified termination (7)	330,000	45,313	—	—	375,313
	Qualified termination with CIC (8)	330,000	45,313	—	255,000	630,313

(1)	Pursuant to the NEOs’ offer letters, as amended, to be paid monthly over their respective number of months.
(2)	Pursuant to the NEOs’ offer letters, as amended, to be prorated over the portion of the year, except for Ms. Earnhardt who will receive her full annual bonus.
(3)	Pursuant to the NEOs’ offer letters, as amended, to be reimbursed over their respective number of months, based on health plan(s) the NEO is participating in at December 31, 2017.
(4)	Pursuant to the NEOs’ offer letters, as amended, the vesting of all outstanding options and RSUs will be accelerated by their respective percentages. The dollar amounts represent the difference in the closing price of our common stock on December 29, 2017, $32.40, with respect to the outstanding unvested options, minus the exercise price of the outstanding unvested options, and closing price multiplied by the unvested RSUs.
(5)	Total does not include amounts earned or benefits accrued due to continued service by the NEO through December 31, 2017, such as vested options and RSUs. Total also does not include amounts the NEOs were eligible to receive under our annual bonus plan with respect to 2017 performance.

(6)	Upon the occurrence of a CIC transaction.
(7)	If, other than in connection with a CIC transaction, employment is terminated without cause or for good reason.
(8)	If, in connection with a CIC transaction or within twelve (12) months after a CIC transaction, a separation from service occurs.
(9)	Maximum bonus amount is prorated from date of hire in July 2017.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by the NEOs as of December 31, 2017:

			Options
	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options			Exercise Price	Expiration Date	Unvested Stock Awards
Name			Exercisable		Unexercisable			Shares	Market Value (1)
Lisa D. Earnhardt	1/18/2017	1/1/2017	57,750		194,250	$13.05	1/17/2027	54,000	$1,749,600
	1/15/2016	1/1/2016	107,812		117,188	18.90	1/14/2026	—	—
	1/21/2015	1/1/2015	109,375		40,625	21.06	1/20/2025	—	—
	4/23/2013	11/30/2013	89,349		—	1.20	4/22/2023	—	—

Jeryl L. Hilleman	1/18/2017	1/1/2017	16,042		53,958	13.05	1/17/2027	15,000	486,000
	1/15/2016	1/1/2016	35,937		39,063	18.90	1/14/2026	—	—
	1/21/2015	1/1/2015	36,458		13,542	21.06	1/20/2025	—	—
	6/11/2014	6/4/2014	98,000	(2)	—	11.12	6/10/2024	—	—

Richard E. Kaufman	1/18/2017	1/1/2017	9,625		32,375	13.05	1/17/2027	9,000	291,600
	1/15/2016	1/1/2016	23,958		26,042	18.90	1/14/2026	—	—
	1/21/2015	1/1/2015	18,229		6,771	21.06	1/20/2025	—	—
	4/23/2013	4/23/2013	14,250		—	1.20	4/22/2023	—	—
	4/23/2013	11/30/2013	14,250		—	1.20	4/22/2023	—	—

David A. Lehman	1/18/2017	1/1/2017	9,625		32,375	13.05	1/17/2027	9,000	291,600
	2/22/2016	2/22/2016	23,583		70,417	18.00	2/21/2026	—	—

Drake R. Parker	7/27/2017	7/27/2017	—		50,000	27.30	7/26/2027	—	—

(1)	These awards were valued at $32.40, the closing price of our common stock on December 29, 2017.
(2)	This stock option is exercisable prior to vesting. Any stock issued upon exercise of unvested options will be subject to repurchase by the Company until vested. Approximately 78% of the shares outstanding subject to this option were vested as of December 31, 2017, and the remainder vest in equal increments on a monthly basis thereafter through June 4, 2018. This option was granted for 175,000 shares, of which 77,000 vested shares have been exercised.

Option Exercises

The following table provides information regarding shares of our common stock acquired by the NEOs pursuant to exercises of stock options and vesting of RSUs during the fiscal year ended December 31, 2017:

	Options		Stock Awards
Name	Shares Acquired on Exercise	Value Realized on Exercise (1)	Shares Acquired on Vesting	Value Realized on Vesting
Lisa D. Earnhardt	112,000	$2,454,181	—	$—
Jeryl L. Hilleman	77,000	1,390,091	—	—
Richard E. Kaufman	—	—	—	—
David A. Lehman	36,000	531,000	—	—
Drake R. Parker	—	—	—	—

(1)	The value realized on exercise is calculated by multiplying the excess of the market price of our common stock at exercise over the exercise price for the stock options by the number of shares acquired upon exercise.

Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule, we are required to provide to our stockholders specified disclosure regarding the relationship of our CEO’s total compensation to the total compensation of our median employee, referred to as “pay-ratio” disclosure.

In accordance with SEC rules, we have identified the median employee as of November 1, 2017 by (i) aggregating for each applicable employee (a) annual base salary for salaried employees (or annual scheduled wages plus overtime for hourly employees), (b) the target incentive pay and/or commissions paid for fiscal year 2017, (c) the accounting value of any equity awards granted during fiscal year 2017, and (d) 401(k) matching contributions, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Ms. Earnhardt, whether employed on a full-time, part-time or seasonal basis. In making this determination, we annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees. To determine our total population of employees as of November 1, 2017, we included all full-time, part-time and seasonal employees. As permitted under the Rule, in determining the median employee, given the small number, we excluded the one employee located outside of the United States.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios, and therefore the estimated ratio reported should not be used as a basis for comparison between companies.

The intended purpose of this new disclosure is to provide a means for stockholders to better understand and assess each particular Company’s compensation practices and pay ratio disclosures. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal year 2017, the principal executive officer of Intersect ENT was our Chief Executive Officer, Ms. Earnhardt. For fiscal year 2017, the combined annual total compensation for Ms. Earnhardt was $3,264,896, and for our median employee was $186,187, resulting in a pay ratio of approximately 17.5 to 1. The pay ratio reported is a reasonable estimate prepared under applicable SEC rules based on the methodology described above and on our internal records. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of January 31, 2018, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each NEO;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of January 31, 2018, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentages of beneficial ownership of our common stock in the table are based on 29,804,937 shares of common stock issued and outstanding on January 31, 2018. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Intersect ENT, Inc., 1555 Adams Drive, Menlo Park, California 94025:

	Beneficial Ownership (1)
Name of Beneficial Owners	Shares Beneficially Owned	Shares Exercisable Within 60 days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Shareholders:
Wellington Management Goup LLP (2)	3,152,558	—	3,152,558	10.6%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210
Prudential Financial, Inc. (3)	2,047,643	—	2,047,643	6.9%
751 Broad Street
Newark, New Jersey 07102-3777
BlackRock Inc. (4)	1,980,942	—	1,980,942	6.6%
55 East 52nd Street
New York, NY 10055

	Beneficial Ownership (1)
Name of Beneficial Owners	Shares Beneficially Owned	Shares Exercisable Within 60 days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
Directors and Executive Officers:
Kieran T. Gallahue	8,000	49,006	57,006	*
Teresa L. Kline (5)	—	699	699	*
Cynthia L. Lucchese	5,000	63,298	68,298	*
Dana G. Mead Jr.	5,696	42,529	48,225	*
Frederic H. Moll, M.D.	237,078	63,298	300,376	1.0%
W. Anthony Vernon	—	43,328	43,328	*
Lisa D. Earnhardt (6)	449,365	413,411	862,776	2.9%
Jeryl L. Hilleman	2,932	188,810	191,742	*
Richard E. Kaufman	76,470	89,542	166,012	*
David A. Lehman	1,713	44,833	46,546	*
Drake R. Parker (7)	—	—	—	*
All directors and executive officers as a group (12 persons) (8)	787,110	1,017,192	1,804,302	5.9%

(1)	The percentages are based on 29,804,937 shares of common stock outstanding on January 31, 2018.
(2)	According to the Schedule 13G filed with the SEC on February 8, 2018, Wellington Management Group LLP, or Wellington, reported shares of common stock beneficially owned as of December 31, 2017 by each of Wellington, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, and that these entities have shared voting power over 2,737,887 shares and shared dispositive power over 3,152,558 shares.
(3)	According to the Schedule 13G filed with the SEC on January 26, 2018, Prudential Financial, Inc., or Prudential, reporting shares of common stock beneficially owned as of December 31, 2017, consist of (a) 2,036,202 shares held by Jennison Associates LLC, or Jennison, (b) 8,871 shares held by PGIM, Inc. and (c) 2,570 shares held by Quantitative Management Associates LLC. Prudential is a parent holding company and the indirect parent of Jennison, which is the beneficial owner of the shares. Jennison filed a separate Schedule 13G with the SEC on February 5, 2018, reporting sole voting and investment power over these shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of common stock held by such Managed Portfolios. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have shared power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to common stock held by the Managed Portfolios.
(4)	According to the Schedule 13G filed with the SEC on January 25, 2018, BlackRock Inc., or BlackRock, reported shares of common stock beneficially owned as of December 31, 2017 by each of BlackRock, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, and that these entities have sole voting power over 1,933,066 shares and sole dispositive power over 1,980,942 shares.
(5)	Appointed as a member of our Board of Directors in July 2017.
(6)	Shares beneficially owned consist of (a) 423,183 shares of common stock held directly by Ms. Earnhardt and (b) 26,182 shares of common stock held by Ms. Earnhardt as custodian for her son.
(7)	Mr. Parker joined the Company in July 2017.
(8)	Consists of shares beneficially held by the current directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2017:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans	(a)	(b)	(c)
Approved by Stockholders (1)	4,062,592	$16.28	3,505,651
Not Approved by Stockholders	—	—	—

	4,062,592	16.28	3,505,651

(1)	The weighted average exercise price does not include restricted stock units. The number of shares remaining available for future issuance includes 3,352,584 shares available under our 2014 Equity Incentive Plan, or 2014 Plan, and 153,067 shares available under our 2014 Employee Stock Purchase Plan, or 2014 ESPP.

The number of shares of common stock reserved for issuance under the 2014 Plan will automatically increase on January 1 of each year, beginning on January 1, 2015, and continuing through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2017, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest:

Director and Executive Compensation Arrangements

Compensation arrangements for our directors and NEOs are described in this proxy statement under the sections titled “Compensation of Non-Employee Board Members” and “Executive Compensation.”

Indemnification Agreements

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and certain employees. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

Employment Arrangements

We have extended offer letters to our executive officers in connection with their employment as described in greater detail in the section of this proxy statement titled “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar or related transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

In considering related-person transactions, our Audit Committee (or other independent body of our Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND AVAILABLE INFORMATION

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Intersect ENT stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845, telephone number 800-736-3001. You may also direct a written or oral request for the separate Notice and, if applicable, other proxy materials to: Intersect ENT, Inc., Attn: Investor Relations, 1555 Adams Drive, Menlo Park, CA 94025, telephone number (650) 641-2105. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David A. Lehman
David A. Lehman
Secretary

April 23, 2018

A copy of Intersect ENT’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017, is available without charge upon written request to: Intersect ENT, Inc., Attn: Investor Relations, 1555 Adams Drive, Menlo Park, CA 94025.

Appendix A

INTERSECT ENT, INC.

AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JULY 7, 2014

APPROVED BY THE STOCKHOLDERS: JULY 10, 2014

IPO DATE/EFFECTIVE DATE: JULY 23, 2014

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: DECEMBER 13, 2017

AMENDMENT AND RESTATEMENT APPROVED BY THE STOCKHOLDERS: [●], 2018

1.    GENERAL; PURPOSE.

(a)    The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.    ADMINISTRATION.

(a)    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)    To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)    To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)    To suspend or terminate the Plan at any time as provided in Section 12.

(vi)    To amend the Plan at any time as provided in Section 12.

(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,696,092 shares of Common Stock.

(b)    If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)    The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.    GRANT OF PURCHASE RIGHTS; OFFERING.

(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)    The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.    ELIGIBILITY.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)    the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)    No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.    PURCHASE RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)    The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.    PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)    Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.

(d)    During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)    Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.    EXERCISE OF PURCHASE RIGHTS.

(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)    If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.    COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.   DESIGNATION OF BENEFICIARY.

(a)    The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)     If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)    In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.   AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan comply with the requirements of Section 423 of the Code.

13.   EFFECTIVE DATE OF PLAN.

The Plan will become effective immediately prior to and contingent upon the IPO Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.   MISCELLANEOUS PROVISIONS.

(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)    The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.   DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(c)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)    “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)    “Common Stock” means, as of the IPO Date, the common stock of the Company, having 1 vote per share.

(g)    “Company” means Intersect ENT, Inc., a Delaware corporation.

(h)    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j)    “Director” means a member of the Board.

(k)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l)    “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(m)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(o)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Sections 409A of the Code.

(iii)    Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(p)    “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(q)    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r)    “Offering Date” means a date selected by the Board for an Offering to commence.

(s)    “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u)    “Plan” means this Intersect ENT, Inc. 2014 Employee Stock Purchase Plan.

(v)    “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

(aa)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

INTERSECT ENT, INC. ATTN: INVESTOR RELATIONS 1555 ADAMS DRIVE MENLO PARK, CA 94025

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E46450-P00229 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERSECT ENT, INC. The Board of Directors recommends you vote “FOR” all of the nominees for director in proposal 1.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors.		☐	☐	☐

Nominees:

	01) Kieran T. Gallahue	05) Dana G. Mead, Jr.
	02) Lisa D. Earnhardt	06) Frederic H. Moll, M.D.
	03) Teresa L. Kline	07) W. Anthony Vernon
04) Cynthia L. Lucchese

The Board of Directors recommends you vote “FOR” proposals 2, 3 and 4.							For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.						☐	☐	☐

3.	To approve an amendment and restatement of our 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance by 1,200,000 shares.						☐	☐	☐

4.	To provide an advisory vote on executive compensation, as described in the Proxy Statement accompanying this Proxy Card.						☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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E46451-P00229

INTERSECT ENT, INC.

Annual Meeting of Stockholders

June 5, 2018 9:00 AM local time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lisa D. Earnhardt and Jeryl L. Hilleman, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTERSECT ENT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 5, 2018, at our corporate headquarters located at 1555 Adams Drive, Menlo Park, California 94025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side